EXHIBIT 10.3

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“this Fifth Amendment”) is made as of this 30th day of October, 2020 (“Effective Date”), between ARE-MARYLAND NO. 45, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and REGENXBIO INC., a Delaware corporation, having an address at 9712 Medical Center Drive, Rockville, Maryland  20850 (“Tenant”).

RECITALS

A.BMR-Medical Center Drive LLC, a Delaware limited liability company (“Original Landlord”), and Tenant are parties to that certain Lease dated as of March 6, 2015 (“Original Lease”), as affected by that certain Acknowledgement of Term Commencement Date and Term Expiration Date dated as of April 17, 2015, given by Tenant in favor of Original Landlord, as amended by that certain First Amendment to Lease dated as of September 30, 2015 (“First Amendment”), as further amended by that certain Second Amendment to Lease dated as of November 23, 2015 (“Second Amendment”), as further amended by that certain Third Amendment to Lease dated as of July 21, 2017 (“Third Amendment”), and as further amended by that certain Fourth Amendment to Lease dated as of April 20, 2018 (“Fourth Amendment”; collectively, as amended, the “Existing Lease”), whereby Tenant leases certain premises containing an aggregate of 49,360 rentable square feet located (i) in the building at 9712 Medical Center Drive, Rockville, Maryland (“9712 Building” and the premises leased therein, “9712 Building Premises”), and (ii) in the building at 9714 Medical Center Drive in Rockville, Maryland (“9714 Building” and the premises leased therein, “9714 Building Premises”) (collectively, the “Premises”).

B.Original Landlord and Tenant are parties to that certain Space License Agreement dated as of February 22, 2016, as amended by that certain First Amendment to Space License Agreement dated as of July 21, 2017 (“License Agreement”), whereby Tenant licenses certain storage space comprising approximately 894 square feet located in the 9714 Building (“License Area”).

C.Original Landlord sold the 9712 Building and 9714 Building to Landlord, as evidenced by a Special Warranty Deed dated as of May 8, 2018 and recorded on May 24, 2018 among the Land Records of Montgomery County, Maryland in Book 56100, Page 90.

D.Landlord and Tenant desire to terminate the License Agreement effective as of September 30, 2021 and, effective as of October 1, 2021, to amend the Rentable Area of Tenant’s Premises at the 9714 Building to include the License Area, hereinafter referred to as the “Storage Area Premises.”

E.Landlord and Tenant further desire to amend the Lease, among other things, to extend the Term and abate certain Base Rent and to expand the Premises to include the License Area.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Fifth Amendment but not otherwise defined shall have the meanings set forth in the Existing Lease.  The Recitals form an integral part of this Fifth Amendment and are hereby incorporated by reference.

2.Termination of License Agreement. The License Agreement is hereby terminated effective as of midnight Eastern Time on September 30, 2021, and Landlord and Tenant shall have no

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further obligations under the License Agreement, except with respect to those provisions that expressly survive the expiration or earlier termination of the License Agreement (including, but not limited to, Section 21 [Indemnification]).

3.Lease of Storage Area Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as of October 1, 2021, the Storage Area Premises.  From and after October 1, 2021, the term “Premises,” as used in the Lease and in this Fifth Amendment, shall mean the 9712 Premises and/or the 9714 Premises and/or the Suite 1114 Premises and/or the Suite 1214 Premises and/or the Additional First Floor Premises and/or the Storage Area Premises, individually and collectively, as the context dictates; the “9714 Building Premises” shall include the 9714 Premises, the Suite 1114 Premises, the Suite 1214 Premises, the Additional First Floor Premises and the Storage Area Premises and Exhibit A to the Existing Lease shall be deleted in its entirety and replaced with Exhibit A to this Fifth Amendment.  All provisions of the Lease: (a) applicable to the “9714 Premises” shall be applicable to the 9714 Premises as defined in the First Amendment, together with the Suite 1114 Premises and the Suite 1214 Premises, both as defined in the Third Amendment, the Additional First Floor Premises as defined in the Fourth Amendment, and the Storage Area Premises as defined herein, except to the extent otherwise specifically set forth herein or in the Third Amendment or in the Fourth Amendment, and (b) applicable to the “Premises” shall be applicable to the 9712 Premises, the 9714 Premises, the Suite 1114 Premises, the Suite 1214 Premises, the Additional First Floor Premises, and the Storage Area Premises, except to the extent otherwise specifically set forth herein or in the Third Amendment or in the Fourth Amendment.

4.Rentable Area and Pro Rata Shares.  Effective as of October 1, 2021, the table in Section 3 of the Fourth Amendment shall be deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of October 1, 2021)
Premises in 9712 Building
Approximate Rentable Area of 9712 Premises	10,833 square feet
Premises in 9714 Building
Approximate Rentable Area of 9714 Premises	19,056 square feet
Approximate Rentable Area of Suite 1114 Premises	5,319 square feet
Approximate Rentable Area of Suite 1214 Premises	11,000 square feet
Approximate Rentable Area of Additional First Floor Premises	3,152 square feet
Approximate Rentable Area of Storage Area Premises	894 square feet
Approximate Rentable Area for all Premises in the 9714 Building (total)	39,421 square feet
Building, Campus, Project Size
Approximate Rentable Area of 9712 Building	22,907 square feet
Approximate Rentable Area of 9714 Building	39,421 square feet

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Definition or Provision	Means the Following (As of the October 1, 2021)
Approximate Rentable Area of South Campus	93,019 square feet
Approximate Rentable Area of Project	215,619 square feet
Pro Rata Shares
Tenant’s Pro Rata Share of 9712 Building	47.29%
Tenant’s Pro Rata Share of 9714 Building for 9714 Premises	48.34%
Tenant’s Pro Rata Share of 9714 Building for Suite 1114 Premises	13.49%
Tenant’s Pro Rata Share of 9714 Building for Suite 1214 Premises	27.90%
Tenant’s Pro Rata Share of 9714 Building for Additional First Floor Premises	8.00%
Tenant’s Pro Rata Share of 9714 Building for Storage Area Premises	2.27%
Tenant’s Pro Rata Share of 9714 Building (total)	100.00%
Tenant’s Pro Rata Share of South Campus for 9712 Premises	11.65%
Tenant’s Pro Rata Share of South Campus for 9714 Premises	20.49%
Tenant’s Pro Rata Share of South Campus for Suite 1114 Premises	5.72%
Tenant’s Pro Rata Share of South Campus for Suite 1214 Premises	11.83%
Tenant’s Pro Rata Share of South Campus for Additional First Floor Premises	3.39%
Tenant’s Pro Rata Share of South Campus for Storage Area Premises	0.96
Tenant’s Pro Rata Share of South Campus for all Premises in the 9714 Building (total)	42.39%
Tenant’s Pro Rata Share of Project for 9712 Premises	5.02%
Tenant’s Pro Rata Share of Project for 9714 Premises	8.84%
Tenant’s Pro Rata Share of Project for Suite 1114 Premises	2.47%
Tenant’s Pro Rata Share of Project for Suite 1214 Premises	5.10%
Tenant’s Pro Rata Share of Project for Additional First Floor Premises	1.46%
Tenant’s Pro Rata Share of Project for Storage Area Premises	0.41%
Tenant’s Pro Rata Share of Project for all Premises in the 9714 Building (total)	18.28%

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5.Permitted Use.  The term “Permitted Use” as used in the Lease shall mean, individually and collectively, as the context dictates, the Permitted Use for the 9712 Building and/or the 9714 Building and/or the Storage Premises and all provisions of the Lease applicable to the “Permitted Use” shall be applicable to each of the 9712 Premises, the 9714 Premises, the Suite 1114 Lab/Office Premises, the Suite 1214 Premises, the Storage Premises, the Additional First Floor Premises, and the Storage Area Premises, except to the extent otherwise specifically set forth herein or in the Third Amendment or the Fourth Amendment.  From and after the Effective Date, Tenant shall have the right to use the Storage Area Premises, as a Permitted Use, for a freezer farm, laboratory, office, and storage.

6.Term for Storage Area Premises.  The Term of the Lease for the Storage Area Premises (“Storage Area Premises Term”) shall commence as of October 1, 2021, and be co-terminous with the Term for the Premises.

7.Condition of Storage Area Premises.  Tenant acknowledges that (a) it is in possession of and fully familiar with the condition of the Storage Area Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of October 1, 2021, and (b) Landlord shall have no obligation to alter, repair, or otherwise prepare the Storage Area Premises for Tenant’s occupancy or to pay for any improvements to the 9714 Building.  Tenant’s taking of possession of the Storage Area Premises shall conclusively establish that the Storage Area Premises were at such time in good, sanitary and satisfactory condition and repair; provided, however, that nothing in this grammatical sentence shall take away from Landlord’s express obligations under the Lease, including, without limitation, Landlord’s repair, maintenance, restoration, and legal compliance obligations expressly set forth in the Lease.

8.Base Rent for Storage Area Premises.  From the Effective Date to September 30, 2021, Tenant shall continue to pay to Landlord the Fees when due and payable under the License Agreement.  During the Storage Area Premises Term, Tenant shall pay to Landlord as Base Rent for the Storage Area Premises, commencing on October 1, 2021, as provided below in Section 14.

9.Additional Rent.

a.In addition to Base Rent for the Storage Area Premises, commencing on October 1, 2021 and continuing during the Second Extension Term, Tenant shall pay to Landlord as Additional Rent at times hereinafter specified in this Fifth Amendment (i) Tenant’s Storage Area Premises Adjusted Share (as defined below) for the Storage Area Premises, of Operating Expenses (as defined in the Existing Lease) for (A) the 9714 Building, (B) the South Campus, and (C) the Project, (ii) the Property Management Fee (as defined in the Existing Lease), and (iii) any other amounts that Tenant assumes or agrees to pay under the provisions of the Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods. Commencing on October 1, 2021 and continuing during the Second Extension Term, to the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses related to the Storage Area Premises, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Storage Area Premises Adjusted Share”).

b.Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, commencing on October 1, 2021 and continuing during the Second Extension Term, (i) the Property Management Fee, and (ii) Landlord’s good faith estimate of Tenant’s Storage Area Premises Adjusted Share of Operating Expenses with respect to the 9714 Building, the South Campus, and the Project for such month.

c.Tenant’s responsibility for Tenant’s Storage Area Premises Adjusted Share of Operating

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Expenses shall continue to the latest of (i) the date of termination of the Lease with respect to the Storage Area Premises, (ii) the date Tenant has fully vacated the Storage Area Premises, and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.  Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments, and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Storage Area Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

d.Notwithstanding anything in the Existing Lease to the contrary, in the event Tenant’s Pro Rata Share of Operating Expenses, excluding Uncontrollable Operating Expenses (defined below), with respect to the Storage Area Premises increases by more than 5% annually, Tenant shall not be obligated to pay for any Tenant’s Pro Rata Share of Operating Expenses, excluding Uncontrollable Operating Expenses (defined below), with respect to the Storage Area Premises in excess of such 5% increase (except to the extent that Tenant uses more than its Pro Rata Share of such Operating Expense, as provided in Section 9.a above).  For the purposes of this Section, “Uncontrollable Operating Expenses” shall mean the costs of utilities, inspection fees and other costs required by any Government Authority for continued compliance with Applicable Laws or to comply with Applicable Laws that are first applicable to the 9712 Building, the 9714 Building, the South Campus and/or the Project (as applicable) after October 1, 2021 with respect to the Storage Area Premises, snow removal, Real Estate Taxes (as defined in the Existing Lease), and insurance.

10.Utilities and Services for the Storage Area Premises.  The provisions of Section 11 of the First Amendment applicable to the 9714 Premises shall also apply in the same manner to the Storage Area Premises.

11.Repairs and Maintenance of the Storage Area Premises.  The provisions of Section 12 of the First Amendment applicable to the 9714 Premises shall also apply in the same manner to the Storage Area Premises.  Specifically, with respect to the 9714 Premises, the Suite 1114 Premises, the Suite 1214 Premises, the Additional First Floor Premises, and the Storage Area Premises, Landlord shall repair and maintain the structural and exterior portions and Common Area of the 9714 Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler systems (if any); HVAC systems; elevators; and electrical systems installed or furnished by Landlord.

12.Parking.  Notwithstanding the provisions of the Existing Lease, Tenant shall not be entitled to any additional parking spaces related to the Storage Area Premises.

13.Base Term Extension.  The Extension Term of the Existing Lease expires on September 30, 2021.  The Base Term of the Lease with respect to the entire Premises shall be extended for a period of 65 months (“Second Extension Term”), beginning on October 1, 2021 and, unless otherwise extended or terminated in accordance with the terms of the Lease, expiring on February 28, 2027.  The Options to extend the Term as set forth in Section 42 of the Original Lease (as affected by Section 15 of the Third Amendment) shall continue to be in full force and effect and shall apply to the entire Premises.  In light of the expiration date of the Second Extension Term, corresponding changes are necessary for the expiration date of each of the Options.  Accordingly, notwithstanding any contrary provision contained in the Lease, the Term following any exercise by Tenant of the first Option would be extended until February 28, 2030, and the Term following any exercise by Tenant of the second Option would be extended until the Termination Date (as defined in that certain Lease Agreement dated as of November 1, 2018 (as amended, the “9804 MCD Lease”) between Landlord’s affiliate, ARE-Maryland No. 24, LLC, a Delaware limited liability company, and Tenant, with respect to premises located at 9804 Medical Center Drive, Rockville, Maryland  20850.  The expiration dates set forth in this paragraph are summarized in the table below:

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Time Period	Expiration Date
Extension Term	September 30, 2021
Second Extension Term	February 28, 2027
First Option (if exercised by Tenant)	February 28, 2030
Second Option (if exercised by Tenant)	Termination Date (as defined in the 9804 MCD Lease)

14.Base Rent During Second Extension Term.  Subject to the Base Rent Abatement (as defined below), the Base Rent for the entire Premises for the Second Extension Term shall be as set forth below, without any further escalation and any reference in the Existing Lease to escalation of Base Rent shall not apply to the Second Extension Term.  Base Rent, as so adjusted, shall thereafter be due as provided in the Lease.  Base Rent adjustments for any fractional calendar month shall be prorated.

Base Rent for the entire 9712 Building Premises during the Second Extension Term:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Annual Base Rent*	Monthly Base Rent*
10/1/2021– 09/30/2022	10,833	$30.72 annually	$332,789.76	$27,732.48
10/1/2022– 09/30/2023	10,833	$31.65 annually	$342,864.45	$28,572.04
10/1/2023– 09/30/2024	10,833	$32.60 annually	$353,155.80	$29,429.65
10/1/2024– 09/30/2025	10,833	$33.57 annually	$363,663.81	$30,305.32
10/1/2025– 09/30/2026	10,833	$34.58 annually	$374,605.14	$31,217.10
10/1/2026– 02/28/2027	10,833	$35.62 annually	$385,871.46	$32,155.96

Base Rent for the entire 9714 Building Premises during the Second Extension Term:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Annual Base Rent*	Monthly Base Rent*
10/1/2021– 09/30/2022	39,421	$31.75 annually	$1,251,616.75	$104,301.40
10/1/2022– 09/30/2023	39,421	$32.71 annually	$1,289,460.91	$107,455.08
10/1/2023– 09/30/2024	39,421	$33.69 annually	$1,328,093.49	$110,674.46
10/1/2024– 09/30/2025	39,421	$34.70 annually	$1,367,908.70	$113,992.39
10/1/2025– 09/30/2026	39,421	$35.74 annually	$1,408,906.54	$117,408.88
10/1/2026– 02/28/2027	39,421	$36.81 annually	$1,451,087.01	$120,923.92

15.Base Rent Abatement.  Provided a Default does not then exist under the Lease, Landlord hereby grants Tenant an abatement (“Base Rent Abatement”) of the Base Rent payable under the Lease with respect to the entire Premises for the 5 month period beginning on October 1, 2021 and ending on February 28, 2022. Thereafter, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of the Lease.  The Property Management Fee set forth in Section 9.2(w) of the Lease shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Base Rent Abatement.

16.	Miscellaneous.

a.This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and

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discussions.  This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective members, agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Fifth Amendment and that no Broker brought about this Fifth Amendment, other than Cresa Global, Inc. (“Cresa”).  Cresa, acting as Tenant’s broker, shall be paid by Landlord pursuant to a separate agreement between Landlord and Cresa.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cresa, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

e.Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment.  In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail.  Regardless of whether specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment under seal as of the day and year first above written.

TENANT:

REGENXBIO INC.,

a Delaware corporation

By: /s/ Ken Mills (SEAL)

Name: Ken Mills

Title: President & CEO

LANDLORD:

ARE-MARYLAND NO. 45, LLC,

a Delaware limited liability company

By:Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Allison Grochola (SEAL)

Name: Allison Grochola

Title: Vice President RE Legal Affairs

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EXHIBIT A

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